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                                                                    Exhibit 23.2


February 8, 1999                            Arthur Andersen
                                            A Member Firm of
                                            Andersen Worldwide SC

The Board of Directors                      141 Walker Street
Home Security International Inc.            North Sydney 2060
Level 7                                     GPO Box 4329 Sydney NSW 2001
77 Pacific Highway                          02-9964 6000
NORTH SYDNEY NSW 2060                       02 9922 2065 Fax
                                            DX 1340 Sydney


Dear Sirs:

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this pre-effective Amendment No. 1 to Form S-1 Registration for Home Security International Inc.

Yours faithfully,

/s/ Arthur Andersen